Exhibit 10.5

EXHIBIT A

to the Form of Prime Broker Agreement

FORM OF CUSTODIAL SERVICES AGREEMENT

This Custody Agreement is entered into between Client and Coinbase Custody and forms a part of the Prime Broker Agreement between the Client and the Coinbase Entities. Capitalized terms used in this Custody Agreement that are not defined herein shall have the meanings assigned to them in the other parts of the Prime Broker Agreement.

1. Custodial Services.

Coinbase Custody shall provide Client with a segregated custody account controlled and secured by Coinbase Custody (“Custodial Account”) to store certain Digital Assets supported by Coinbase Custody, on Client’s behalf (“Custodial Services”). Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on Client’s behalf. Digital Assets in Client’s Custodial Account shall (i) be segregated from the assets held by Coinbase Custody as principal and the assets of other customers of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided herein, Coinbase Custody shall have no right, title or interest in such Digital Assets, (iii) constitute custodial assets and Client’s property. In addition, Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law and shall not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Digital Assets in the Custodial Account.

2. Custodial Account.

2.1

In General. The Custodial Services shall permit the Client (i) to hold its Vault Balance in its Custodial Account and transfer Digital Assets to and from its Trading Balance, (ii) to deposit supported Digital Assets from a public blockchain address controlled by Client into its Custodial Account, (iii) withdraw supported Digital Assets from its Custodial Account to a public blockchain address controlled by Client and (iv) certain additional services as may be agreed to between the Client and Coinbase Custody from time to time. Each such deposit or withdrawal shall be referred to as a “Custody Transaction” and shall conform to Instructions provided by Client through the Coinbase Prime Broker Site. Client shall only withdraw or deposit Digital Assets to public blockchain addresses and accounts owned by Client or an address for which Client has conducted the necessary Know Your Customer (“KYC”) and anti-money laundering (“AML”) due diligence. Digital Assets shall be held in Client’s Custodial Account in accordance with the terms of this Custody Agreement and shall not be commingled with other clients’ Digital Assets. Coinbase Custody reserves the right to refuse to process or to cancel any pending Custody Transaction to comply with applicable law or in response to a subpoena, court order or other binding government order, or to enforce transaction, threshold and condition limits, or if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or rule of a governmental authority or self-regulatory organization.

2.2

Digital Asset Deposits and Withdrawals. Coinbase Custody will process supported Digital Asset Custody Transaction according to the Instruction received from Client or Client’s Authorized Representatives, and Coinbase Custody does not guarantee the identity of any user, receiver, requestee or other party. Client must verify all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Coinbase Custody shall have no liability, obligation, or responsibility whatsoever for Client Digital Asset transfers sent to or received from a wrong party or sent or received with inaccurate Instructions. Coinbase Custody reserves the right to charge network fees (including miner fees) to process a Custody Transaction on Client’s behalf. Coinbase Custody will calculate the network fee, if any, in its sole and absolute discretion, although Coinbase Custody will always notify Client of the network fee at or before the time Client authorizes the Custody Transaction. Coinbase Custody reserves the right to delay any Custody Transaction if it perceives a risk of fraud or illegal activity.

2.3

Digital Asset Storage and Transmission Delays. Coinbase Custody requires up to twenty-four (24) hours between any request to withdraw Digital Assets from Client’s Custodial Account and submission of Client’s withdrawal to the applicable Digital Asset network. Since Coinbase Custody securely stores all Digital Asset private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal. Client acknowledges and agrees that a Custody Transaction may be delayed, and that Digital Assets shall not be deposited or withdrawn upon less than twenty-four (24) hours’ notice initiated from Client’s Custodial Account. The time of such request shall be the time such notice is transmitted from Client’s Custodial Account. Except as provided for in this Prime Broker Agreement, Coinbase Custody makes no representations or warranties with respect to the availability and/or accessibility of (1) the Digital Assets, (2) a Custody Transaction, (3) the Custodial Account, or (4) the Custodial Services. While Coinbase Custody will make reasonable efforts to process Client initiated deposits in a timely manner, Coinbase Custody makes no representations or warranties regarding the amount of time needed to complete processing as such processing is dependent upon many factors outside of Coinbase Custody’s control.

2.4

Supported Digital Assets. The Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time. Prior to initiating a deposit of Digital Asset to Coinbase Custody, Client must confirm that Coinbase Custody offers Custodial Services for that specific Digital Asset. By initiating a deposit of any Digital Asset to a Custodial Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Coinbase Custody. Under no circumstances should Client attempt to use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Coinbase Custody. Depositing or attempting to deposit Digital Assets that are not supported by Coinbase Custody may result in such Digital Asset being irretrievable by Client and Coinbase Custody. Client shall be fully responsible and liable, and Coinbase Custody shall have no liability, obligation, or responsibility whatsoever, regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Coinbase Custody does not support. Digital Assets supported by Coinbase Custody shall be listed on the Coinbase Prime Broker Site. Coinbase Custody recommends that Client deposit a small amount of supported Digital Asset as a test prior to initiating a deposit of a significant amount of supported Digital Asset. Coinbase Custody shall provide Client with thirty (30) days’ written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement.

2.5

Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Custodial Account and the Custodial Services and the resulting information may be utilized, reviewed, retained and or disclosed by Coinbase Custody for its internal purposes or in accordance with the rules of any applicable legal, regulatory or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process or government request.

2.6

Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, or otherwise is required to provide audited financial statements or other verification of Client’s Digital Assets, then Coinbase Custody shall, upon written request, provide Client, Client’s authorized representative, or Client’s authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4) or other applicable law, rule, or requirement), and (ii) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

2.7

Third Party Payments. The Custodial Services are not intended to facilitate third party payments of any kind. As such, Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Custodial Account.

2.8

Termination, and Cancellation. If Coinbase Custody closes Client’s Custodial Account or terminates Client’s use of the Custodial Services, Client will be permitted to withdraw Digital Assets associated with Client’s Custodial Account for a period of up to ninety (90) days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority.

3. Coinbase Custody Obligations

3.1

Bookkeeping. Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the Digital Assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.

3.2

Insurance. Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the Custodial Services provided hereunder.

4. Additional Matters

In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through or with the assistance of affiliates of, or vendors to, Coinbase Custody. Client shall receive notice of any material change in the entities that provide the Custodial Services.

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